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                                                                   Exhibit 23.06

            Consent of KPMG, Accountants N.V., Independent Auditors

   We have issued our report dated May 17, 2000, accompanying the financial statements of Fairfield Industries B.V., Naarden, The Netherlands for the year ended September 30, 1999. We consent to the use of aforementioned reports in the Registration Statement and prospectus, and to the use of our name as it appears under the caption "Experts."

Amstelveen, August, 2000

KPMG Accountants